As filed with the Securities and Exchange Commission on April 11, 2002

                                              Registration No. 333-_____________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             Registration Statement Under The Securities Act of 1933
                        --------------------------------

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
              (Exact name of registrant as specified in its charter)

             Delaware                                            47-0772104
 (State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                             224 South 108th Avenue
                              Omaha, Nebraska 68154
                                 (402) 334-5101
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              David P. Stokes, Esq.
                          General Counsel and Secretary
                      Transaction Systems Architects, Inc.
                             224 South 108th Avenue
                              Omaha, Nebraska 68514
                                 (402) 334-5101
            (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                                    Copy to:
                             Albert G. McGrath, Jr.
                                Baker & McKenzie
                            2300 Trammell Crow Center
                                2001 Ross Avenue
                               Dallas, Texas 75201
                                 (214) 978-3000

        Approximate date of commencement of proposed sale to the public:
   from time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
================================================= ================== ==================== ==================== ==============
                                                                       Proposed maximum     Proposed maximum      Amount of
        Title of each class of securities               Amount        offering price per   aggregate offering   registration
                to be registered                   to be registered        unit (1)            price (1)             fee
------------------------------------------------- ------------------ -------------------- -------------------- --------------
 Class A Common Stock, par value $.005 per share    100,000 shares          $11.12             $1,112,000          $102.30
================================================= ================== ==================== ==================== ==============
(1)  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended.
     The price is based upon the average of the high and low prices of
     Transaction Systems Architects, Inc. Class A Common Stock on April 10,
     2002, as reported on the Nasdaq National Market.
                         -------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   Subject to completion, dated April 10, 2002


                                   PROSPECTUS


                                 100,000 Shares
                      Transaction Systems Architects, Inc.
                              Class A Common Stock

                           -------------------------

     This prospectus relates to the sale of up to 100,000 shares of our Class A Common Stock, which may be offered for sale by the selling stockholders described in this prospectus. The shares offered by this prospectus are issuable upon the exchange or redemption of shares of non-voting preferred stock that were previously issued to the selling stockholders by TSA Exchangeco Limited, one of our wholly-owned subsidiaries. The shares of Class A Common Stock to which this prospectus relates may be sold from time to time by the selling stockholders directly or through one or more broker-dealers, in one or more transactions on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the shares of Class A Common Stock sold by the selling stockholders.

     Our Class A Common Stock is listed on the Nasdaq National Market under the symbol "TSAI." The closing market price of our Class A Common Stock on April 10, 2002 was $11.56 per share. Our principal executive offices are located at 224 South 108th Avenue, Omaha, Nebraska 68154, and our telephone number is (402) 334-5101.

                              -------------------

     You should consider carefully the "Risk Factors" beginning on page 3 before making a decision to purchase shares of Class A Common Stock.

                              -------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              --------------------

                The date of this prospectus is ________ __, 2002.

                                TABLE OF CONTENTS
                                                                            Page

FORWARD-LOOKING STATEMENTS................................................... 3

RISK FACTORS................................................................. 3

THE COMPANY.................................................................. 4

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE.............. 5

USE OF PROCEEDS.............................................................. 5

DESCRIPTION OF TSA CAPITAL STOCK............................................. 5

SELLING STOCKHOLDERS......................................................... 7

PLAN OF DISTRIBUTION......................................................... 8

LEGAL MATTERS................................................................ 9

EXPERTS...................................................................... 9


You should rely only on the information provided in this prospectus or incorporated into it by reference. No person has been authorized to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Information is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we incorporate by reference may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, all of which are subject to risks, uncertainties and assumptions. We believe that such statements are accompanied by meaningful cautionary statements, so as to ensure to the fullest extent possible the protections of the safe harbor established in the Private Securities Litigation Reform Act. Statements other than statements of existing or historical fact we make in this prospectus or the documents we incorporate by reference are forward-looking. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "forecasts," "projects," and similar expressions identify forward-looking statements. However, the absence of these words does not mean a statement is not forward-looking. Actual results may differ materially from those in forward-looking statements due to many factors, including those set forth below in "Risk Factors" or in documents we incorporate by reference. We operate in a rapidly changing and evolving business involving electronic commerce and payments and new risk factors will likely emerge. We cannot predict or identify all significant risk factors.

                                  RISK FACTORS

     In addition to the other information in this prospectus and information incorporated by reference, you should carefully consider the following factors in evaluating your decision to purchase shares of our Class A Common Stock.

We are subject to risks of international operations

     We will continue to derive a majority of our total revenue from international operations and are subject to risks of conducting international operations including: difficulties in staffing and management, reliance on independent distributors, longer payment cycles, volatilities of foreign currency exchange rates, compliance with foreign regulatory requirements, variability of foreign economic conditions, and changing restrictions imposed by U.S. export laws.

We are dependent upon a single family of products

     We will continue to derive a substantial majority of our total revenue from licensing our BASE24 family of software products and providing services and maintenance related to those products. Any reduction in demand for, or increase in competition with respect to, BASE24 products would have a material adverse effect on our financial condition and results of operations.

We are dependent upon the demand for Compaq computers

     We will continue to derive a substantial portion of our revenues from licensing of software products that operate on Compaq computers. Any reduction in demand for these computers or in Compaq's ability to deliver products on a timely basis could have a material adverse effect on our financial condition and results of operations. Compaq has announced that it is planning to consolidate its high-end performance enterprise servers on the Intel Corp. Itanium microprocessor by 2004. Also, Compaq is in the process of completing a merger with Hewlett-Packard Co. We have not determined whether the consolidation of the high-end servers, if it occurs as announced, or the merger, if consummated, would materially affect our business, financial position or results of operation.

We are dependent upon the banking industry

     Our business is concentrated in the banking industry, making it susceptible to a downturn in that industry. Further, banks are continuing to consolidate, decreasing the overall number of potential buyers of our products and services.

We are subject to the uncertainties of new accounting standards

     New accounting standards, or additional interpretations or guidance regarding existing standards, could be issued in the future, which could lead to unanticipated changes in our current financial accounting policies. These changes could affect the timing of revenue or expense recognition and cause fluctuations in operating results.

Continuing net operating losses could adversely affect our stock price

     We have experienced net operating losses with respect to each of the prior five fiscal quarters. No assurances can be given regarding future operating results. Our stock price may be adversely affected by future net operating losses. Our stock price may also be affected by external factors such as announcements by competitors or third parties, inherent volatility in the high-technology sector and changing market conditions in the industry.

We may not be able to expand successfully through acquisitions

     We have expanded and may seek to continue to expand our operations through the acquisition of additional businesses. Acquisitions involve many risks that could have a material adverse effect on our business, financial condition and results of operations. Management's negotiations of potential acquisitions and the integration of acquired businesses or technologies could divert their time and resources. Further, we may not be able to properly integrate acquired businesses or technology with our existing operations, train and motivate personnel from the acquired business, or combine potentially different corporate cultures.

                                   THE COMPANY

     We develop, market, install and support a broad line of software products and services primarily focused on facilitating electronic payments and electronic commerce. In addition to our own products, we distribute or act as a sales agent for software developed by third parties. The products and services are used principally by financial institutions, retailers and e-payment processors, both in domestic and international markets. Our products and services are organized into the following business units: (1) ACI Worldwide, (2) Insession Technologies and (3) IntraNet, Inc.

     ACI Worldwide. Products in this business unit represent our largest product line and include our most mature and well-established applications. Within this business unit are three primary software product suites -- Payment Engines, Secure Commerce and Payments Management. The Payment Engines suite includes our BASE24, Enterprise Payment System, WINPAY24 and NET24 applications. The Secure Commerce suite includes our e-Courier and e-Courier for Billing delivery solutions, Virtual Wallet, Commerce Gateway and Chip Card Manager applications. The Payments Management suite includes our Proactive Risk Manager and a variety of other payments management solutions.

     Financial institutions, retailers and e-payment processors use our products to route and process transactions for Automated Teller Machine networks; process transactions from traditional Point-of-Sale devices, wireless devices and the Internet; handle PC and phone banking transactions; control fraud and money laundering; authorize checks; establish frequent shopper programs; automate transaction settlement, card management and claims processing; and issue and manage multi-functional applications on smart cards. Products in the ACI Worldwide business unit represented approximately 76% of our revenue during our 2001 fiscal year.

     Insession Technologies. Products in this business unit facilitate communication, data movement, monitoring of systems and business process automation across computing systems involving mainframes, distributed computing networks and the Internet and its primary products include ICE, Enguard, WorkPoint and Extractor/Replicator. Insession Technologies products represented approximately 14% of our revenue during our 2001 fiscal year.

     IntraNet, Inc. Products in this business unit include solutions for high value payments processing, bulk/recurring payments processing, wire room processing, global messaging, integrated payments management and Continuous Link Settlement processing. The high value payments processing product is Money Transfer System and is used by financial institutions to facilitate business-to-business e-payments. The bulk and recurring payments processing product is CoACH and is used by financial institutions to automatically deposit paychecks and process other automated clearing house transactions. Products in the IntraNet, Inc. business unit represented approximately 10% of our revenue during our 2001 fiscal year.

         WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy (upon the payment of fees prescribed by the SEC) any document that we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the Internet, through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important business, financial and other information in our filings by referring you to the documents containing this information. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this prospectus. We incorporate into this prospectus by reference the following documents and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

   o  Annual Report on Form 10-K for the fiscal year ended September 30, 2001;

   o  Quarterly Report on Form 10-Q for the quarter ended December 31, 2001; and

   o The description of our Class A Common Stock contained in our registration statement on Form 8-A that we filed with the SEC on January 11, 1995 under the Securities Exchange Act, including any amendment or reports that we file for the purposes of updating this description.

     This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the shares of our Class A Common Stock offered by this prospectus. As permitted by SEC rules, this prospectus does not contain all the information contained in that registration statement and its accompanying exhibits and schedules, which we have also filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and our shares. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its EDGAR database on the Internet.

     You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address:

                              David P. Stokes, Esq.
                          General Counsel and Secretary
                      Transaction Systems Architects, Inc.
                             224 South 108th Avenue
                              Omaha, Nebraska 68154
                                 (402) 334-5101

     To ensure timely delivery of these materials, you should submit any request no later than five business days prior to the date on which you must make your investment decision.

                                 USE OF PROCEEDS

     The shares of our Class A Common Stock will be sold by the holders of preferred stock of TSA Exchangeco Limited. See "Plan of Distribution." We will receive no proceeds in connection with such sales.

                        DESCRIPTION OF TSA CAPITAL STOCK

     Our Amended and Restated Certificate of Incorporation provides that our authorized capital stock consists of 50,000,000 shares of Class A Common Stock, par value $.005 per share, 5,000,000 shares of Class B Common Stock, par value $.005 per share, and 5,450,000 shares of preferred stock, par value of $.01 per share.

Common Stock

     The holders of our Class A Common Stock and Class B Common Stock have the same rights except that holders of Class B Common Stock are not entitled to vote except as provided by law. Holders of Class A Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available. In the event of a liquidation, dissolution or winding up of TSA, holders of all common stock are entitled to share ratably in all assets remaining after payment of our liabilities and the liquidation preference, if any, of any outstanding preferred stock. Holders of common stock have no preemptive rights and no rights to convert their Class A Common Stock into any other securities, and there are no redemption provisions with respect to shares of common stock. All of the outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue.

Preferred Stock

     Our board of directors has the authority, without any further vote or action by the stockholders, to provide for the issuance of up to 5,450,000 shares of preferred stock from time to time in one or more series with such designations, rights, preferences and limitations as the board of directors may determine, including the consideration received therefor, the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights, all without approval by the holders of common stock. Although it is not possible to state the effect that any issuance of preferred stock might have on the rights of holders of common stock, the issuance of preferred stock may have one or more of the following effects:

   o restrict common stock dividends if preferred stock dividends have not been paid,

   o  dilute the voting power and equity interest of holders of common stock, or

   o prevent current holders of common stock from participating in our assets upon liquidation until any liquidation preferences granted to holders of preferred stock are satisfied.

     In addition, the issuance of preferred stock may, under certain circumstances, have the effect of discouraging a change in control of TSA by, for example, granting voting rights to holders of preferred stock that require approval by the separate vote of the holders of preferred stock for any amendment to our Amended and Restated Certificate of Incorporation or any reorganization, consolidation, merger (or other similar transaction involving us). As a result, the issuance of such preferred stock may discourage bids for our common stock at a premium over the market price therefor and could have a material adverse effect on the market value of the common stock. Except for the one share of Special Preferred Voting Stock described below, no shares of preferred stock are currently outstanding.

Special Preferred Voting Stock

     Our board of directors has designated one share of preferred stock as Special Preferred Voting Stock. The Special Preferred Voting Stock was issued in connection with our acquisition of MessagingDirect Ltd. On all matters presented to holders of our common stock, the Special Preferred Voting Stock is entitled to the number of votes equal to the number of outstanding TSA Exchangeco exchangeable shares not held by us or our affiliates. The Special Preferred Voting Stock is held by a trustee for and on behalf of the holders of TSA Exchangeco exchangeable shares. For each TSA Exchangeco exchangeable share held on the record date, the holder is entitled to instruct the trustee as to the manner of voting one vote. The Special Preferred Voting Stock and the Class A Common Stock vote together as a single class. No dividend will be paid to the holder of Special Preferred Voting Stock. The Special Preferred Voting Stock is not convertible. The holder of the Special Preferred Voting Stock is not entitled to participate in any payment or distribution upon any liquidation, dissolution or winding up of TSA. The share of Special Preferred Voting Stock, if purchased or otherwise acquired by us, will be canceled and may not be reissued. When the TSA Exchangeco exchangeable shares are no longer outstanding, the Special Preferred Voting Stock will automatically be cancelled.

Delaware Law

     Under Section 203 of the Delaware General Corporation Law, certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

   o the corporation has elected in its original certificate of incorporation not to be governed by Section 203 (we did not make such an election),

   o the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder,

   o upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan), or

   o the business combination was approved by the board of directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own.

     The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. Section 203 could prohibit or delay a merger, takeover or other change in control of TSA and therefore could discourage attempts to acquire us.

Transfer Agent and Registrar

     The transfer agent and registrar of our Class A Common Stock is Wells Fargo Bank Minnesota, N.A.

                              SELLING STOCKHOLDERS

     We are registering shares of our Class A Common Stock to permit the selling stockholders to offer such shares for resale. The selling stockholders acquired the shares of Class A Common Stock in connection with the transactions described below. A selling stockholder may offer all or some portion of shares of Class A Common Stock. No estimate can be given as to the amount or percentage of Class A Common Stock that will be held by the selling stockholders upon termination of any particular offering. The aggregate holdings of the group of selling stockholders is less than 1% of the shares of Class A Common Stock outstanding.

     On January 11, 2001, we and certain subsidiaries issued securities in exchange for all of the outstanding securities of MessagingDirect Ltd., an Alberta, Canada company. In connection with our acquisition of MessagingDirect Ltd., our subsidiary, TSA Exchangeco Limited, issued 600,000 shares of nonvoting, Canadian dollar denominated preferred stock, to another of our subsidiaries, which in turn sold the preferred stock to ten of our management level employees who are not executive officers. Each employee purchased 60,000 of the shares in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act. The securities were offered only to these ten employees, the employees agreed to resale restrictions, and the certificates representing the securities were marked to show applicable restrictions on transfer.

     The aggregate purchase price for the preferred shares was 1,490,000 Canadian dollars, which equated to

1,000,000 U.S. dollars on the date of issuance. The preferred shares are exchangeable by the holders for shares of our Class A Common Stock after two years from the date of issuance of the preferred shares or earlier upon a change of control of TSA. Subject to adjustments, the number of shares of Class A Common Stock issuable upon exchange of a preferred share (the "Ratio") is equal to the quotient of the purchase price of the preferred stock (plus any accrued and unpaid dividends) and 115% of the Canadian dollar equivalent of the average market price for our Class A Common Stock for the 20-day trading period ended prior to the date of issuance of the preferred shares as determined in the manner set out in the preferred share provisions. As of the date of issuance of the preferred shares and subject to adjustments, the total number of shares of Class A Common Stock that would be issuable upon exchange of all of the preferred shares was 67,679.

     TSA Exchangeco Limited or certain of our other subsidiaries may elect to redeem the preferred shares after two years from the date of their issuance, or earlier upon a change of control of TSA or termination of employment of the holder, for shares of Class A Common Stock with a market value (as determined based on an average market price) at the time of redemption equal to the greater of (i) the purchase price (plus any accrued and unpaid dividends) or (ii) the fair market value of the preferred shares. If there is no agreement on the fair market value, then it will be determined pursuant to the preferred share provisions which provide, in general, that it will equal the number of shares of Class A Common Stock determined pursuant to the Ratio plus the then present value of any unpaid dividends payable with respect to periods after the early redemption through the mandatory redemption date. If the preferred shares have not been earlier exchanged or redeemed, then they are to be mandatorily redeemed for cash equal to the purchase price plus any accrued but unpaid dividends on the fifth anniversary date of their issuance. As of the date of issuance of the preferred shares and subject to adjustments, the total number of shares of Class A Common Stock that would be issuable upon redemption of all the preferred shares was 67,679.

                              PLAN OF DISTRIBUTION

     The Class A Common Stock into which the preferred shares are convertible are being registered to permit public secondary trading of these securities by the selling stockholders from time to time after the date of this prospectus. The selling stockholders may sell the Class A Common Stock directly to purchasers or through underwriters, broker-dealers or agents. If shares of the Class A Common Stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent's commissions. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. The Class A Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Sales may be effected in transactions, which may involve block transactions or crosses:

   o on any national securities exchange or quotation service on which the Class A Common Stock may be listed or quoted at the time of sale;

   o  in the over-the-counter market;

   o in transactions otherwise than on exchanges or quotation services or in the over-the-counter market; or

   o  through the writing of options.

     The aggregate proceeds to the selling stockholders from the sale of the Class A Common Stock offered by them pursuant to this prospectus will be the purchase price of the Class A Common Stock less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

     In order to comply with the securities laws of some states, if applicable, the Class A Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Class A Common Stock may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. They may also be subject to certain statutory liabilities, including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

     We are not aware of any plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholders. The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

     We agreed to register the Class A Common Stock under applicable federal and state securities laws for the benefit of the selling stockholders. We have agreed, among other things, to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the Class A Common Stock covered by this prospectus.

                                  LEGAL MATTERS

     The validity of the Class A Common Stock offered pursuant to this prospectus will be passed upon for us by Baker & McKenzie, Dallas, Texas.

                                     EXPERTS

     The financial statements incorporated by reference in this prospectus, which are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2001, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     Our future financial statements and the reports thereon of our independent public accountants also will be incorporated by reference in this prospectus in reliance upon the authority of those independent public accountants as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.

              Legal fees and expenses                    $12,000
              Accounting fees and expenses                 2,500
              Registration fee                               100
              Miscellaneous                                  500
                                                         -------
              Total                                      $15,100
                                                         -------

Item 15. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, Article Tenth of the Amended and Restated Certificate of Incorporation of Transaction Systems Architects, Inc. ("TSA") provides that TSA, to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits TSA to provide broader indemnification rights than such law permitted TSA to provide prior to such amendment), to indemnify a director or officer of TSA or a person who is or was serving at the request of TSA as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, who was or is made (or threatened to be made) a party to a civil, criminal, administrative or investigative proceeding (an "indemnified person"). Article Tenth also provides that expenses incurred by an indemnified person will be paid in advance by TSA; provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnified person incurred in his or her capacity as a director or officer will be made only if TSA receives an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnified person is not entitled to be indemnified for such expenses. The Amended and Restated Certificate of Incorporation also authorizes TSA to maintain officer and director liability insurance, and such a policy is currently in effect.

     TSA entered into Severance Compensation Agreements with each of its executive officers and certain other employees. Under the Agreements, TSA agrees to indemnify the employee to the fullest extent permitted by law if the employee is a party or threatened to be made a party to any action, suit or proceeding in which the employee is involved by reason of the fact that the employee is or was a director or officer of TSA, by reason of any action taken by him or of any action on his part while acting as director or officer of TSA, or by reason of the fact that he is or was serving at the request of TSA as a director, officer, employee or agent of another enterprise. TSA also agrees to obtain and maintain a directors' and officers' liability insurance policy covering the employee.

     Under a registration rights agreement between TSA and certain of its stockholders, TSA agreed to indemnify each stockholder selling his or her shares thereunder in connection with any losses, claims, damages or liabilities arising out of certain acts or omissions of TSA. Under an agreement with the purchasers of TSA's Senior Convertible Preferred Stock and warrants, TSA indemnified the purchasers with respect to any misrepresentation or breach of any representation or warranty or noncompliance with any conditions or other agreements given or made in connection with the agreement or the transactions contemplated therein.

Item 16. Exhibits

  Exhibit
  Number     Description

   3.01(1)   Amended and Restated Certificate of Incorporation of TSA, and
             amendments thereto
   3.02(2)   Amended and Restated Bylaws of TSA, and First Amendment thereto
   4.01(1)   Form of Common Stock Certificate
   5.01      Opinion of Baker & McKenzie
  23.01      Consent of Arthur Andersen LLP
  23.02      Consent of Baker & McKenzie (included in opinion filed as Exhibit
             5.01)
  24.01      Power of Attorney (included on the signature page of this
             Registration Statement)
--------------
  (1) Incorporated by reference to the exhibit of the same number to the Registrant's Registration Statement No. 33-88292 on Form S-1.
  (2) Incorporated by reference to the exhibit of the same number to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

Item 22. Undertakings

     (a) The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Omaha, State of Nebraska, on April 10, 2002.

                                     TRANSACTION SYSTEMS ARCHITECTS, INC.


                                     By: /s/ DWIGHT G. HANSON
                                         --------------------------------------
                                         Dwight G. Hanson
                                         Chief Financial Officer, Treasurer and
                                         Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Dwight G. Hanson his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, including any post-effective amendments, and any additional Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and all instruments necessary or advisable in connection therewith, with the Securities and Exchange Commission, said attorney and agent to have power to act and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms his signature as it may be signed by said attorney and agent to any and all such amendment and amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             Name                            Title                     Date


 /s/ GREGORY D. DERKACHT         President, Chief Executive       April 10, 2002
------------------------------   Officer and Director
Gregory D. Derkacht

 /s/ DWIGHT G. HANSON            Chief Financial Officer,         April 10, 2002
------------------------------   Treasurer and Senior Vice
Dwight G. Hanson                 President

 /s/ EDWARD C. FUXA              Chief Accounting Officer,        April 10, 2002
-----------------------------    Vice President and Controller
Edward C. Fuxa

 /s/ GREGORY J. DUMAN            Chairman of the Board            April 10, 2002
------------------------------   and Director
Gregory J. Duman

 /s/ LARRY G. FENDLEY            Director                         April 10, 2002
------------------------------
Larry G. Fendley

 /s/ JIM D. KEVER                Director                         April 10, 2002
------------------------------
Jim D. Kever

 /s/ ROGER K. ALEXANDER          Director                         April 10, 2002
------------------------------
Roger K. Alexander

                                  EXHIBIT INDEX

  Exhibit
  Number     Description

   3.01(1)   Amended and Restated Certificate of Incorporation of TSA, and
             amendments thereto
   3.02(2)   Amended and Restated Bylaws of TSA, and First Amendment thereto
   4.01(1)   Form of Common Stock Certificate
   5.01      Opinion of Baker & McKenzie
  23.01      Consent of Arthur Andersen LLP
  23.02      Consent of Baker & McKenzie (included in opinion filed as Exhibit
             5.01)
  24.01      Power of Attorney (included on the signature page of this
             Registration Statement)
--------------
  (1) Incorporated by reference to the exhibit of the same number to the Registrant's Registration Statement No. 33-88292 on Form S-1.
  (2) Incorporated by reference to the exhibit of the same number to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.